TARGET LOGISTICS, INC.
                                                                  SCHEDULE 13G/A
                                                               (AMENDMENT NO. 8)
                                                                       EXHIBIT 1

                                    AGREEMENT

                  In accordance with Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, the undersigned parties hereby agree that the Schedule 13G to which this Agreement is an Exhibit shall be filed on behalf of each of the undersigned.

DATE:  February 3, 2005

                                         WREXHAM AVIATION CORP.

                                         By: /s/ Richard A. Swirnow
                                             -----------------------------
                                             Richard A. Swirnow, President

                                         TIA, INC.

                                         By: /s/ Richard A. Swirnow
                                             -----------------------------
                                             Richard A. Swirnow, President

                                         SWIRNOW AIRWAYS CORP.

                                         By: /s/ Richard A. Swirnow
                                             -----------------------------
                                             Richard A. Swirnow, President

                                         /s/ Richard A. Swirnow
                                         ----------------------
                                         Richard A. Swirnow